UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2006

A. M. Castle & Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3400 North Wolf Road, Franklin Park, Illinois		60131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-349-2516

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On Tuesday, September 5, 2006 the Company disseminated a press release, attached as Exhibit 99.1, announcing the completion of the acquistion of Transtar Intermediate Holdings #2, Inc., a Delaware corporation ("Transtar Metals"). The purchase price was $173.3 million dollars, subject to final adjestments and included the assumption of $1.1 million of foreign debt and $0.6 million of capital leases.

The press release contains forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which the Company has no control. These risk factors and additional information are included in the Company's reports on file with the Securities Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co.

September 5, 2006	By:	Lawrence A. Boik

Name: Lawrence A. Boik
Title: Vice President & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release